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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-98681) of ConocoPhillips of our report dated June 11, 2002 relating to the financial statement of the Thrift Plan for Employees of Conoco Inc., which appears in this Form 11-K.




/s/ PRICEWATERHOUSECOOPER LLP
PRICEWATERHOUSECOOPER LLP

Houston, Texas
June 25, 2003